E'TOWN CORPORATION


                    600 South Avenue
               Westfield, New Jersey 07090





                        BY-LAWS





              ADOPTED   --   March 5, 1985


              REVISED   --   June 18, 1987


              REVISED   --   May 16, 1991


              REVISED   --   September 17, 1992


              REVISED   --   February 16, 1995




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                         BY-LAWS

                            OF



                    E'TOWN CORPORATION




                         ARTICLE I

                       STOCKHOLDERS


          Section 1. Annual Meeting. A meeting of the stockholders of the company shall be held annually in the State of New Jersey at a location selected by the Chairman and approved by the Board of Directors between the hours of eleven and twelve o'clock in the forenoon, on the first Monday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Monday not a legal holiday or at such other time and place during regular business hours as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

          Written notice of the Annual Meeting, stating the day, hour and place thereof, and the business to be transacted thereat, shall be mailed at least 10 days prior to the meeting to each stockholder of record at his address as the same appears on the stock books of the company. A failure to mail such notice, or any irregularity in such notice, shall not affect the validity of any annual meeting, or of any proceedings at any such meeting.

          Section 2.  Notice of Stockholder Business.
(1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the company who is a stockholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this By-law.

          (2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph 1 of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the company's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, together with documentary support for any claim of beneficial ownership, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

          (3) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law.

          Section 3. Special Meetings. Special meetings of the stockholders of the company may be held in the State of New Jersey at a location selected by the Chairman and approved by the Board of Directors, or at such other place as may be fixed by the Board of Directors, whenever called in writing by the Chairman, by a vote of the Board of Directors, or upon written request addressed to the Secretary by stockholders holding at least forty per cent

(40%) of the capital stock. Such request shall state the purpose or purposes of the proposed meeting.

          Written notice of each special meeting, stating the day, hour and place thereof, and the business to be transacted thereat, shall be mailed at least 10 days prior to the meeting to each stockholder of record at his address as the same appears on the stock books of the company.
Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 4.  Quorum.  At any meeting of the
stockholders the holders of the majority of the capital stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for all purposes.

          If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-laws for an annual meeting, or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, until holders of the amount of stock requisite to constitute a quorum shall attend.

          Section 5.  Voting.  At each meeting of the
stockholders every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by said stockholder or by his duly authorized attorney, and delivered to the inspectors at the meeting; and each stockholder shall have one vote for each share of capital stock having voting powers standing registered in his name, but no share of capital stock shall be voted on at any meeting which has been transferred on the books of the company subsequent to the record date fixed by the Board of Directors.

          All voting for election of Directors shall be by ballot.

          At each meeting of the stockholders a full, true and complete list in alphabetical order of all stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary or by the Treasurer, shall be furnished for the inspection of any stockholder for reasonable periods during the meeting. Only the persons in whose names shares of capital stock stand on the books of the company, as evidenced by the list of the stockholders so furnished, shall be entitled to vote in person or by proxy on the shares so standing in their names.

          Section 6. Inspectors. At each meeting of the stockholders the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of a voter, shall be decided upon by one or more inspectors. The inspectors shall be appointed by the Chairman of the meeting and the inspectors shall be sworn to faithfully perform their duties, and shall, in writing, certify the returns showing the result of the election or ballot. The inspectors may or may not be stockholders, but any inspector may not be a candidate for the office of Director. In case of failure to appoint inspectors, the stockholders at any meeting may elect an inspector or inspectors to act at the meeting. The Board of Directors may also appoint one or more inspectors to discharge the duties set forth above in respect of the qualification and tabulation of written consents of stockholders without a meeting.

                        ARTICLE II

                    BOARD OF DIRECTORS

          Section 1.  Management of Company.  The property,
business, and affairs of the company shall be managed and controlled by its Board of Directors.

          The Directors shall act only as a board and the individual Directors shall have no power as such.

          Section 2.  Number, Term of Office and
Qualifications of Board. The Board of Directors shall consist of eleven (11) persons1, subject to change from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Directors need not be stockholders. No person who has reached age 72 shall stand for election or re-election as a Director.

          The term of office of the various Directors shall be as provided in Article Fourth of the Corporation's
Certificate of Incorporation.

___________________
1. Pursuant to a resolution adopted by the company's Board of Directors on February 16, 1995, the Board of Directors shall consist of twelve (12) persons effective as of May 18, 1995.

          Section 3.  Nominations of Directors.  (1)  Only
persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the company who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this By-law.

          (2) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal office of the company
(a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the company's books, of such stockholder and (ii) the class and number of shares of the company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person, (ii) the class and number of shares of the company which are beneficially owned by such person, and (iii) documentary support for such claim of beneficial ownership. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (3)  Except as provided in Section 4 of this
Article II, no person shall be eligible to serve as a Director of the company unless nominated in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law.

          Section 4.  Vacancies.  Whenever any vacancy shall
occur in the Board, including a vacancy caused by an increase in the number of Directors, it may be filled by a majority of the remaining Directors, even though less than a quorum.

          Section 5.  Place of Meeting.  The Directors may
hold their meetings, and keep the books of the company at the office of the company in Westfield, New Jersey, or at such other place or places as the Board from time to time may lawfully determine.

          Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held monthly on the third Thursday of each month, if not a legal holiday, and if a legal holiday, then on the next succeeding Thursday not a legal holiday (or at such other time as may be fixed by the Board of Directors). No notice shall be required for any such regular meetings of the Board.

          Section 7.  Special Meetings.  Special meetings of
the Board of Directors shall be held whenever called by the Chairman, President, or by not less than one-third of the Directors for the time being in office.

          The Secretary shall give notice of each special meeting by mailing the same at least two days before the meeting or by telegraphing the same at least one day before the meeting to each Director, but such notice may be waived by any Director. At any time at which every Director shall be present, even though without notice, any business may be transacted.

          Section 8.  Quorum.  A majority of the Board of
Directors for the time being in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall be present.

          Section 9. Committees. The Board of Directors may delegate, from time to time, to suitable committees any duties that are required to be executed during the intervals between the meetings of the Board, and such committee shall report to the Board of Directors when and as required.

          Section 10.  Designation of Depositories.  The
Board of Directors shall designate the trust company, or trust companies, bank or banks in which shall be deposited the money or securities of the company.

          Section 11.  Contracts with Directors, etc.
Inasmuch as the Directors of this company are or may be persons of large and diversified business interest, and are likely to be connected with other corporations with which from time to time this company must have business dealings, no material contract or other transaction between this company and any other corporation shall be affected by the fact that Directors of this company are interested in, or are Directors or Officers of, such other corporation.

          The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the company which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon the company and upon all the stockholders as though it had been approved or ratified by every stockholder of the company.

          Section 12.  Compensation of Directors.  For
attendance at any meeting of the Board of Directors or participation in such meeting as provided in Section 13 hereof, every Director may receive reasonable Director's fees to be fixed by the Board for attendance at each meeting. The Board may provide for the payments to committee members of reasonable fees for attendance at a meeting of a committee.

          Section 13.  Compensation of Officers and
Employees. The compensation of all Officers shall be fixed by the Board of Directors and of all employees not mentioned in these By-laws by the Officer or Officers so authorized by the Board of Directors.

          Section 14. Telephone Meetings. Any regular or special meeting of the Board or any committee may be held entirely or partially by telephone conference call or similar communication equipment provided that all members of the Board or any committee are able to hear each other at one time.


                        ARTICLE III

                         OFFICERS


          Section 1. Enumeration of, Election, Removal of. The Officers of the company shall be a Chairman, President, Secretary, Treasurer, and such other Officers as shall from time to time be provided for by the Board of Directors. The Chairman and President shall be Directors of the company and any one person may hold any two or more of the offices enumerated above, as the Board of Directors may provide.
The Officers of the company shall be appointed at the first meeting of the Board of Directors after the annual election of Director's, which may be on the day of the annual election, and they shall hold office for one year, and until their respective successors shall have been duly appointed and qualified, provided, however, that all Officers, agents and employees of the company shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. In its discretion, the Board of Directors, by a vote of the majority thereof, may leave unfilled for such period as it may fix by resolution any office.

          Section 2. Powers and Duties of Chairman. The Chairman shall be the Chief Executive Officer of the company. He shall preside at all meetings of the stockholders and the Board of Directors. He shall have general charge and supervision of the business of the company. He may sign and execute all authorized bonds, debentures, contracts, notes or obligations in the name of the company, and with the Treasurer, and Assistant Treasurer, or Secretary, or Assistant Secretary, may sign all certificates of the share in the capital stock of the company. He shall from time to time make such reports of the affairs of the company as the Board of Directors may require and shall annually present a report of the preceding year's business to the Board of Directors, which report may be read at the annual meeting of the stockholders. He shall do and perform such other duties as may be from time to time assigned to him by the Board of Directors.

          Section 3.  Powers and Duties of President.  The
President shall possess the powers and may perform the duties of the Chairman in his absence or disability. He shall have charge of the general management of the company under the supervision of the Chairman. He may sign and execute all authorized bonds, debentures, contracts, and with the Treasurer, Assistant Treasurer, Secretary or

Assistant Secretary, may sign all certificates of the shares of the capital stock of the company. He shall do and perform such other duties as may be from time to time assigned to him by the Board of Directors.

          Section 4. Powers and Duties of Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors. He shall attend to the giving and service of all notices of the company; he may sign with the Chairman, President, Executive Vice President or Vice President in the name of the company all contracts authorized by the Board of Directors and when required by the Board of Directors, or permitted by these By-laws he shall affix the seal of the company thereto; he shall have charge of all books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any Director, upon application at the office of the company during business hours; he may sign with the Chairman, President, Executive Vice President or a Vice President, all certificates of shares of capital stock; he shall in general perform all of the duties incident to the office of the Secretary, subject to the control of the Board of Directors and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

          Section 5. Powers and Duties of Treasurer. The Treasurer shall have custody of all funds and securities of the company; when necessary or proper, he shall endorse on behalf of the company for collection, checks, notes and other obligations, and shall deposit the same to the credit of the company in such bank, or banks, or depository as the Board of Directors may designate; he shall execute jointly with such other Officer as may be designated by By-law or by resolution of the Board of Directors, all bills of exchange and promissory notes of the company; he may sign with the Chairman, President, Executive Vice President, or a Vice President, all certificates of shares in capital stock; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall regularly in books of the company to be kept by him for the purpose, keep a full and accurate amount of all moneys received and paid by him on account of the company; he shall, at all reasonable times, exhibit his books and accounts to any Director of the company upon application at the office of the company during business hours; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors; and he shall have such other powers and he shall perform such other duties as may be assigned to him by the Board of Directors, from time to time. He shall give bond for the faithful performance of his duties as Treasurer as the Board of Directors may direct.

          Section 6.  Indemnification of Directors and
Officers. The company shall indemnify each Director or Officer of the company and any person who, at the request of the company, has served as a Director, Officer, or trustee of another corporation in which the company has a financial interest against reasonable costs, expenses and counsel fees paid or incurred (including any judgments, fines or reasonable settlements exclusive of any amount paid to the company in settlement) in connection with the defense of any action, suit or proceeding in which such person is named as a party by reason of having been such Director, Officer, or trustee or by reason of any action taken or not taken in such capacity unless such Officer, Director or trustee is finally adjudged to have been derelict in the performance of his duties as Director, Officer or trustee. If any action, suit or proceeding is settled or otherwise terminated as against such Director, Officer or trustee without a final determination on the merits and the Board of Directors of the company shall determine that such Director, Officer or trustee has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, the company shall indemnify such Director, Officer or trustee as aforesaid.

          Such rights of indemnification are not exclusive of any rights to which a Director or Officer of the company may have pursuant to statute or otherwise.


                        ARTICLE IV

                       CAPITAL STOCK


          Section 1. Certificate of Shares. Each holder of capital stock of the company shall be entitled to a stock certificate signed by the Chairman, President, or a Vice President and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the company. However, when the certificate is signed by the transfer agent, or an assistant transfer agent, or by a transfer clerk on behalf of the company and a registrar, the signature of the Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles.

          All certificates shall be consecutively numbered.
The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered in the company's books.

          No certificate shall be valid unless it is signed as provided above in this Section 1 of Article IV of the By-laws.

          All certificates surrendered to the company shall be canceled, and no new certificate shall be issued until the former certificate shall have been surrendered and canceled, or such proof that the certificate has been lost, damaged or destroyed as the Board of Directors may require and in such event a new certificate may be issued, but the Board of Directors may require such security as they deem appropriate.

          Section 2.  Transfer of Shares.  Shares in the
capital stock of the company shall be transferred on the books of the company by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

          Section 3. Rules and Regulations as to Issue, Transfer and Registration of Shares of Stock. The Board of Directors shall have power and authority to make all such rules and regulations as they deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company. The Board of Directors may appoint a transfer agent and registrar of transfers, and require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.

          Section 4.  Closing of Transfer Books.  The stock
transfer books may be closed for the meetings of the stockholders, and for the payment of dividends, during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferrable.

          Section 5.  Fixing Date for Determination of
Stockholders' Rights. (1) The Board of Directors is authorized from time to time to fix in advance a date as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or with regard to any other corporate action or event, as provided in the New Jersey Business Corporation Act, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at any such meeting, or to participate in or otherwise be included with respect to any other corporate action or event, and notwithstanding any transfer of any stock on the books of the company after any such record date fixed as aforesaid. Any record date for determining stockholders entitled to give a written consent to any action without a meeting shall be fixed as provided in paragraph (2) of this By-law.

          (2) The Board of Directors may fix a record date for determining the stockholders entitled to consent to corporate action in writing without a meeting and may also fix a date for tabulation of consents. Such record date shall not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted as provided by the New Jersey Business Corporation Act. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date and a date for tabulation of consents. If no record date has been fixed by resolution of the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the company by delivery to its principal place of business to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. If no date for the tabulation of consents has been fixed by the Board of Directors within 10 days of the date on which the request described above is received, such tabulation shall be the 55th day after the record date fixed by the Board of Directors (or otherwise established) pursuant to this By-law; provided, however, that if such day falls on a Saturday, Sunday or legal holiday, the tabulation date shall be the next following day which is not a Saturday, Sunday or legal holiday.

          (3) In the event of the delivery to the company of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation is referred to in this paragraph as a "Consent"), the Secretary shall provide for the safekeeping of such Consent and shall conduct such reasonable investigation as such Officer deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent and whether the corporate action purported to be authorized or taken may legally be taken by the stockholders of the company;

provided, however, that if the Board of Directors designates one or more inspectors in connection with such matters as provided in Article I, Section 6 of these By-laws, such inspectors shall discharge the functions of the Secretary under this paragraph. Notwithstanding any tabulation of consents or investigation as described above, the Consent shall not become effective as stockholder action until (i) all requirements for notice to non-consenting stockholders prescribed by the New Jersey Business Corporation Action are met, and (ii) the final termination of any proceedings which may have been commenced in any court of competent jurisdiction for an adjudication of any legal issue incident to determining the validity of the Consent has occurred, unless such court shall have determined that such proceedings are not being pursued expeditiously and in good faith. In conducting the investigation required by this paragraph, the Secretary or the inspectors (as the case may be) may, at the expense of the company, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate, to assist them.


                         ARTICLE V

                         DIVIDENDS


          Section 1.  Dividends.  Dividends may be declared
by the Board of Directors from time to time as may be permitted by the laws of the State of New Jersey, and shall be payable at such times as the Board may determine.

                        ARTICLE VI

              CHECKS, NOTES, CONTRACTS, ETC.


          Section 1. Checks and Notes. Payment shall be made by checks or check voucher, all of which shall be signed by the Chairman, or President and the Treasurer or Assistant Treasurer, or by any two Officers of the company as the Board of Directors may from time to time direct, except that the Board of Directors may provide by resolution for special subsidiary checking accounts and their manner of operation for payroll, dividend and other purposes. Bills receivable, drafts and other evidence of indebtedness to the company, shall be endorsed for the purpose of discount or collection by the Treasurer or Assistant Treasurer, or such other Officer or Officers of the company as the Board of Directors may from time to time by resolution designate. No bills or notes or other evidence of indebtedness shall be executed by or on behalf of the company unless the Board of Directors shall authorize the same. Such authority may be general or confined to specific instances.

          Section 2. Contracts and Instruments. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any conveyance or instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

          When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing Officers, the Chairman, President, Secretary or Treasurer may execute the same in the name and behalf of the company and may affix the corporate seal and attest thereto, unless otherwise directed or required by the Board of Directors, or required by law.


                        ARTICLE VII

                 MISCELLANEOUS PROVISIONS


          Section 1.  Fiscal Year.  The fiscal year of the
company shall begin on the first day of January in each and every year, and all accounts shall be brought up to the close of the year.

          Section 2.  Principal Office.  The principal
office of this company shall be at 600 South Avenue, Westfield, New Jersey, but the Board of Directors may at any regular or special meeting change the place of such office, upon the adoption of a resolution providing therefor by the votes of at least two-thirds of its members.

          This company may have other offices at such places as the Board of Directors shall designate and the business of this company may require.

          Section 3. Officers' Voting Stock. The Chairman, President, or a Vice President, shall have full power and authority on behalf of this company to attend and act, and to vote in person or by proxy at any meeting of stockholders of any corporation in which this corporation may own and hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any person or persons.


                       ARTICLE VIII

                      CORPORATE SEAL


          Section 1.  The corporate seal of this company
shall be as shown by the following impression:






                        ARTICLE IX

                   AMENDMENT OF BY-LAWS


          Section 1.  These by-laws may be amended, altered
or repealed by the Board of Directors.
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